Exhibit 3.1
Amended and Restated
Certificate of Incorporation
of
Canyon Resources Corporation
     Canyon Resources Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify that:
     1. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on September 11. 1979. A Certificate of Amendment of Certificate of Incorporation was filed with the Secretary of State on February 10, 1984. A Certificate of Amendment of Certificate of Incorporation was filed with the Secretary of State on July 10, 1985. A Certificate of Amendment of Certificate of Incorporation was filed with the Secretary of State on November 19, 1987. A Certificate of Merger of Nevex Gold Company, Inc. with and into Canyon Resources Corporation was filed with the Secretary of State on November 19, 1987. A Certificate of Amendment of Certificate of Incorporation was filed with the Secretary of State on July 7, 1989. A Certificate of Amendment of Certificate of Incorporation was filed with the Secretary of State on January 23, 1990. A Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock was filed with the Secretary of State on December 26, 1990. A Certificate of Amendment of Certificate of Incorporation was filed with the Secretary of State on July 18, 1994. A Certificate of Retirement of Series A Preferred Stock was filed with the Secretary of State on March 27, 1998. A Certificate of Amendment of Certificate of Incorporation was filed with the Secretary of State on March 23, 2000. A Certificate of Amendment of Certificate of Incorporation was filed with the Secretary of State on January 3, 2006. A second Certificate of Amendment of Certificate of Incorporation was filed with the Secretary of State on January 3, 2006.
     2. The Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware by the directors of the Corporation. The Amended and Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation’s Certificate of Incorporation, as amended and supplemented from time to time described above, and there are no discrepancies between those provisions and the provisions of the Amended and Restated Certificate of Incorporation.
     3. The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.
     IN WITNESS WHEREOF, Canyon Resources Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this 21st day of February, 2006.

Canyon Resources Corporation

By:	/s/ James K. B. Hesketh

James K. B. Hesketh,
President and Chief Executive Officer

Exhibit A
Amended and Restated
Certificate of Incorporation
of
Canyon Resources Corporation
ARTICLE 1. NAME
          The name of the corporation is Canyon Resources Corporation (the “Corporation”).
ARTICLE 2. ADDRESS
          The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE 3. PURPOSE
          The purpose of the Corporation is to engage in any lawful acts or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, as amended from time to time. In furtherance of the foregoing purposes, the Corporation shall have and may exercise all of the rights, powers and privileges granted by the General Corporation Law of the State of Delaware. In addition, it may do everything necessary, suitable and proper for the accomplishment of any of its corporate purposes.
ARTICLE 4. AUTHORIZED CAPITAL
          The aggregate number of shares that the Corporation shall have authority to issue is 100,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”).
ARTICLE 5. BOARD OF DIRECTORS
          (a) Shareholder Voting. Each outstanding share of Common Stock shall be entitled to one vote and each outstanding fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of stockholders. Cumulative voting shall not be allowed in the election of directors.

          (b) Directors. Number, Election and Terms. The business and affairs of the Corporation shall be managed and controlled by a Board of Directors consisting of not less than three (3) persons. The exact number of Directors shall be fixed from time to time by the Board of Directors pursuant to a resolution amending the bylaws of the Corporation adopted by a majority of the entire Board of Directors. At each Annual Meeting of Stockholders, all directors should be elected to serve for a one year term or until the next Annual Meeting. The election of directors need not be by written ballot unless the bylaws of the Corporation so provide.
          (c) Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled by a majority vote of the directors then in office and directors so chosen shall hold office for a term expiring at the next Annual Meeting of Stockholders.
          (d) Removal. Any director of the entire Board of Directors may be removed from office at any time by the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation entitled to vote for the election of directors.
ARTICLE 6. DISSOLUTION
          Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
ARTICLE 7. AMENDMENT TO BYLAWS
          The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the bylaws of the Corporation.

ARTICLE 8. RESERVATION OF RIGHTS
          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
ARTICLE 9. LIMITATION OF DIRECTORS’ LIABILITY
          No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying dividends or approving a stock purchase or redemption which is illegal or otherwise impressible or prohibited under the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit.

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